EXHIBIT 99.1

COLORADO COURT OF APPEALS

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Court of Appeals No.: 05CA1244

City and County of Denver District Court No. 04CV9819

Honorable Joseph E. Meyer III, Judge

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Alpha Spacecom, Inc. and Tridon Trust,

Plaintiffs-Appellants,

v.

Xuedong Hu, Jian Wang, and Alpha Sky Investment Limited,

Defendants-Appellees.

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ORDER AFFIRMED IN PART, VACATED IN PART

Division II

Opinion by: JUDGE TERRY

Rothenberg and Loeb, JJ., concur

Announced: February 22, 2007

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Roberts Levin & Patterson, P.C., Bradley A. Levin, Jeremy A. Sitcoff, Denver, Colorado, for Plaintiffs-Appellants

Ronald B. Taylor, P.C., Ronald B. Taylor, Englewood, Colorado, for Defendants-Appellees

This civil action concerns the effect of a C.R.C.P. 41(a)(1)(A) voluntary dismissal on the trial court’s jurisdiction to enter subsequent orders. Plaintiffs, Alpha Spacecom, Inc. and Tridon Trust, appeal from the order denying their motion for relief from the district court’s grant of a shareholder meeting and partial dismissal in favor of defendants, Xuedong Hu, Jian Wang, and Alpha Sky Investment, Limited. We affirm in part and vacate in part.

I. Background

On February 4, 2005, plaintiffs filed an amended complaint stating four claims for relief. The first claim asked for a declaratory judgment confirming that defendants Hu and Wang had resigned their positions as members of Alpha Spacecom’s board of directors. The second claim sought a declaratory judgment confirming Hu’s removal as Alpha Spacecom’s chief executive officer. The third claim, framed in the alternative, requested the removal of defendants Hu and Wang from Alpha Spacecom’s board of directors. The fourth claim sought rescission of a share exchange agreement that plaintiffs alleged was entered into fraudulently.

After the complaint was filed, two motions were filed. The first motion, filed by all defendants, asked for the dismissal of all four of

12(b)(5), failure to state a claim on which relief could be granted; C.R.C.P. 12(c), judgment on the pleadings; and C.R.C.P. 9(b), failure to allege the fraud claim with specificity.

As relevant here, the second motion, filed solely by defendant Hu, asked the court to order plaintiffs to hold a shareholder meeting pursuant to § 7107103, C.R.S. 2006. We will refer to the first motion as the motion to dismiss, and to the second motion as Hu’s motion for a shareholder meeting.

On March 18, 2005, following a hearing, the court orally dismissed plaintiffs’ first and second claims for relief, denied defendants’ motion to dismiss the third and fourth claims, and granted Hu’s motion for a shareholder meeting. The court then prepared a detailed, written minute order that reflected its oral rulings. It also directed defendants to submit a detailed, written order setting forth the court’s oral rulings, which defendants duly submitted.

On March 25, after the court’s oral ruling, plaintiffs filed a notice of voluntary dismissal without prejudice pursuant to

C.R.C.P. 41(a)(1)(A).

                On March 30, the district court signed the written order prepared by defendants, nunc pro tunc March 18, 2005.

After the order was signed on March 30, plaintiffs filed a motion seeking relief from that order. Plaintiffs argued that their C.R.C.P. 41(a)(1)(A) dismissal divested the district court of jurisdiction over the case and therefore the court’s March 30 order was void. The court denied plaintiffs’ motion, and plaintiffs filed this appeal.

II. Jurisdiction After Voluntary Dismissal

Plaintiffs argue that their C.R.C.P. 41(a)(1)(A) notice of voluntary dismissal divested the district court of jurisdiction to enter the March 30 order. We conclude that plaintiffs’ voluntary dismissal of the complaint divested the court of jurisdiction to grant defendants’ motion to dismiss, but it did not divest the court of jurisdiction to decide the motion for a shareholder meeting.

A. C.R.C.P. 41(a)(1)(A)

C.R.C.P. 41(a)(1)(A) states that, subject to provisions of other rules of civil procedure and statutes not relevant here:

an action may be dismissed by the plaintiff without order of court upon payment of costs . . . [b]y filing a notice of dismissal at any time before filing or service by the adverse party of an answer or of a motion for summary judgment, whichever first occurs.

C.R.C.P. 41(a)(1)(A) is substantially similar to Rule 41(a)(1)(i) of the Federal Rules of Civil Procedure. Therefore, federal case law and authorities are persuasive when interpreting it. See Alexander

Morrison-Knudsen Co., 166 Colo. 118, 444 P.2d 397 (1968); Burden v. Greeven, 953 P.2d 205 (Colo. App. 1998).

Under C.R.C.P. 41(a)(1)(A), if an answer or motion for summary judgment has not been filed, a plaintiff need only file a notice of dismissal with the court to close the file pertaining to the plaintiff’s complaint, and the case will stand dismissed without further court order. See Burden, supra. Because dismissal under this rule is a matter of right, it requires only notice to the court to be effective. See Safeguard Bus. Sys., Inc. v. Hoeffel, 907 F.2d 861 (8th Cir. 1990).

B. Motion to Dismiss

It is undisputed that defendants did not file an answer or motion for summary judgment. Therefore, under C.R.C.P. 41(a)(1)(A), plaintiffs’ voluntary dismissal on March 25, 2005, dismissed their complaint and divested the district court of jurisdiction over both the complaint and defendants’ motion to dismiss it. See Burden, supra; American Soccer Co. v. Score First Enters., 187 F.3d 1108 (9th Cir. 1999); Safeguard Bus. Sys., Inc., supra (district court’s orders and judgments filed after a Fed. R. Civ. P. 41(a)(1) notice of dismissal are void for want of jurisdiction); see also Marques v. Fed. Reserve Bank, 286 F.3d 1014, 1018 (7th Cir. 2002) (citing cases holding that a judgment on the merits against plaintiff that is entered after plaintiff has filed a proper Rule 41(a)(1) notice of dismissal is void).

Defendants argue that because the court’s oral and minute orders of March 18 were issued before plaintiffs’ March 25 notice of voluntary dismissal, the notice of dismissal was only effective as to the two claims for relief that remained after the court dismissed plaintiffs’ other two claims. We disagree.

Federal courts construing Fed. R. Civ. P. 41(a)(1) have held that, where a plaintiff files a voluntary dismissal under that rule, any ruling on a defendant’s motion to dismiss the plaintiff’s complaint is void unless such motion was treated as a motion for summary judgment. See Marques v. Fed. Reserve Bank, supra; Hamm v. Rhone-Poulenc Rorer Pharms., Inc., 187 F.3d 941 (8th

Cir., 1999); Finley Lines Joint Protective Bd. Unit 200 v. Norfolk Southern Corp., 109 F.3d 993 (4th Cir. 1997).

Federal courts have also held that any rulings on the merits of a plaintiff’s complaint that were made before the plaintiff filed a voluntary dismissal are void. See In re Piper Aircraft Distrib. Sys. Antitrust Litig., 551 F.2d 213, 219 (8th Cir. 1977) (holding that, upon the filing of a Fed. R. Civ. P. 41(a)(1) notice, all previous proceedings and orders in the action are null and void); Safeguard Business Systems, Inc., supra (holding that oral orders on the merits of plaintiff’s claims before the filing of a voluntary dismissal were rendered void by the dismissal).

Harvey Aluminum, Inc. v. American Cyanamid Co., 203 F.2d 105 (2d Cir. 1953), is the only case we have found that holds to the contrary, and the Second Circuit has limited Harvey to its facts. See Thorp v. Scarne, 599 F.2d 1169, 1175 (2d Cir. 1979). Other federal courts have also rejected its reasoning. See, e.g., Marex Titanic, Inc. v. Wrecked & Abandoned Vessel, 2 F.3d 544 (4th Cir. 1993).

We are persuaded by the numerous federal court decisions holding that an adjudication on the merits of a plaintiff’s claims made prior to a valid voluntary dismissal under Rule 41(a)(1) is void. See Marques, supra; Hamm, supra; Finley Lines, supra.

Our supreme court’s decision in Alexander v. Morrison-Knudsen, supra, does not require a different conclusion. In that case, the plaintiffs wanted their complaint to remain effective despite their earlier voluntary dismissal. Although the supreme court, applying C.R.C.P. 41(a)(1), held that the plaintiffs’ dismissal was effective, it nevertheless held that the trial court was permitted to grant the defendant’s motion for summary judgment based on the “double dismissal” rule after the plaintiffs filed their voluntary dismissal notice. See C.R.C.P. 41(a)(1) (stating that a second voluntary dismissal operates as an adjudication on the merits). The court in Alexander noted the “modicum of inconsistency” in its rulings, and stated, “the cases do not indicate or suggest that, by the filing of [a notice of dismissal], the court’s jurisdiction immediately terminates for all purposes.” Alexander, supra, 166 Colo. at 131, 444 P.2d at 40304. Nothing in Alexander precludes our ruling that plaintiffs’ dismissal nullified the court’s prior ruling on defendants’ motion to dismiss.

Here, it is undisputed that when the district court ruled both orally and in a minute order dated March 18, 2005, defendants had not filed an answer or a motion for summary judgment.

Accordingly, upon the filing of plaintiffs’ C.R.C.P. 41(a)(1)(A) notice, the court’s March 18 orders with respect to the motion to dismiss became ineffective as if no action had been brought. See Burden, supra; see also Netwig v. Georgia-Pacific Corp., 375 F.3d 1009 (10th Cir. 2004). Hence, the district court also lacked jurisdiction on March 30 to enter its written order with respect to the motion to dismiss.

C. Motion for a Shareholder Meeting

Hu’s motion for a shareholder meeting must be analyzed separately from the trial court’s rulings on the motion to dismiss. We begin our analysis by addressing the nature of Hu’s motion.

Hu sought a shareholder meeting under § 7-107-103, C.R.S. 2006. We note that the issues of whether Hu was a shareholder and whether he met the statutory requirements to invoke § 7-107-103 are not before us. Our analysis assumes that Hu made a colorable claim that he met those requirements.

The substance of a claim, rather than the title applied to it, is controlling. Hutchinson v. Hutchinson, 149 Colo. 38, 367 P.2d 594 (1961). This tenet is supported by C.R.C.P. 8(f), which states: “All pleadings shall be so construed as to do substantial justice.” Further, “[i]f sufficient notice concerning the transaction involved is afforded the adverse party, the theory of the pleader is not important.” Bridges v. Ingram, 122 Colo. 501, 506, 223 P.2d 1051, 1054 (1950).

Hu’s motion for a shareholder meeting was filed pursuant to § 7-107-103, which gives a shareholder of a corporation the right to make an “application” to the court for a summary order requiring a special shareholder meeting. The statute does not specify the manner in which such an application must be presented.

It is undisputed that the motion gave notice to plaintiffs that Hu sought a shareholder meeting under § 7-107-103. Thus, we conclude that Hu’s motion satisfied the requirements of notice pleading. See Eliminator, Inc. v. 4700 Holly Corp., 681 P.2d 536 (Colo. App. 1984) (a pleading is only required to put the adverse party on notice of the general nature of the action). In addition, the record of the March 18 hearing, at which the merits of Hu’s motion were argued, does not indicate that plaintiffs objected to Hu’s attempt to obtain the statutory relief by motion, rather than by filing a counterclaim or separate action.

Assuming that Hu met the statutory criteria, we conclude that he was entitled to apply for a summary order requiring a special shareholder meeting, see § 7-107-103, and that his motion is best characterized as a separate cause of action, independent of plaintiffs’ action. The fact that he requested a shareholder meeting in a motion, rather than by a separate complaint or by filing a counterclaim, does not impair his right to seek that relief. See Hutchinson v. Hutchinson, supra. Therefore, the district court did not err in treating his motion for a shareholder meeting as a separate cause of action independent of plaintiffs’ complaint.

We reject plaintiffs’ argument that, because they filed a notice of voluntary dismissal before defendants filed an answer or counterclaim, the district court lacked jurisdiction to rule on Hu’s motion for a shareholder meeting.

Plaintiffs argue that, under Burden v. Greeven, supra, when a plaintiff files a C.R.C.P. 41(a)(1)(A) notice of voluntary dismissal, the entire case is dismissed and not just the plaintiff’s complaint. Plaintiffs rely on the following language from that opinion:

Under C.R.C.P. 41(a)(1)(A), if an answer or motion for summary judgment has not been filed, a plaintiff need only file a notice of dismissal with the court in order to close the file, and the case will stand dismissed without further court order.

Burden, supra, 953 P.2d at 207 (emphasis added) (citing Alexander, supra). According to plaintiffs, Hu’s motion for a shareholder meeting was part of the proceedings in the case they filed, and therefore their notice of dismissal deprived the court of jurisdiction to rule on Hu’s motion. We disagree.

We interpret C.R.C.P. 41(a)(1) as giving plaintiffs the right to dismiss only those affirmative claims which they filed, and not separate and independent claims brought by another party. This interpretation is supported by the language of C.R.C.P. 41(a)(2), which states, in relevant part:

If a counterclaim has been pleaded by a defendant prior to the service upon him of the plaintiff’s motion to dismiss, the action shall not be dismissed against the defendant’s objection unless the counterclaim can remain pending for independent adjudication by the court.

                Thus, under this subsection of the rule, a voluntary dismissal by the plaintiff only divests the court of jurisdiction to resolve those claims raised by the plaintiff. The voluntary dismissal does not affect the court’s jurisdiction over the defendant’s counterclaims. We do not construe Burden’s reference to dismissal of “the case” to apply to separate, affirmative claims of parties other than the plaintiff, such as the one raised by Hu in this case.

Our conclusion that the district court had jurisdiction over Hu’s motion for a shareholder meeting is further supported by Brown v. Silvern, 141 P.3d 871 (Colo. App. 2005). In Brown, the parties filed a stipulated motion to dismiss the complaint with prejudice, and the next day the defendant filed a motion for sanctions and attorney fees against the plaintiff’s counsel. A division of this court held that the district court retained subject matter jurisdiction to adjudicate the defendant’s request for sanctions and attorney fees under C.R.C.P. 11 and 37, and § 13-17-102, C.R.S. 2006.

Similarly, we conclude Hu had a colorable statutory right to petition the court for the affirmative relief he sought, see § 7107103, despite plaintiffs’ voluntary dismissal of their own claims.

We therefore conclude that plaintiff’s notice of voluntary dismissal under C.R.C.P. 41(a)(1)(A) did not divest the district court of jurisdiction over Hu’s application for a shareholder meeting. Nor did it deprive the court of jurisdiction to enter that portion of its written order granting such relief to Hu.

III. Conclusion

In summary, we conclude that the district court’s orders of March 18 and March 30 must be vacated to the extent they ruled on anything other than defendant Hu’s motion for a shareholder meeting, because the filing of plaintiffs’ notice of dismissal on March 25 divested the court of jurisdiction as to all matters except Hu’s motion.

The district court’s order granting Hu’s motion for a shareholder meeting is affirmed, but its order ruling on defendants’ motion to dismiss is vacated.

JUDGE ROTHENBERG and JUDGE LOEB concur.

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